UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

Commission File Number: 000-50768

ACADIA Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	061376651
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300, San Diego, California 92130

(Address of principal executive offices)

(858) 558-2871

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2016, in connection with the offering reported under Item 8.01 below, we entered into a registration rights agreement (the “Registration Rights Agreement”) with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. (the “Baker Entities”), all of which are existing stockholders of ACADIA and are affiliated with two of our directors, Julian C. Baker and Dr. Stephen R. Biggar. Under the Registration Rights Agreement, we agreed that, if at any time and from time to time after April 5, 2016, the Baker Entities demand that we register their shares of our common stock, par value $0.0001 per share, for resale under the Securities Act of 1933, as amended (the “Securities Act”), we would be obligated to effect such registration. Our registration obligations under the Registration Rights Agreement cover all shares of our common stock now held or later acquired by the Baker Entities (including approximately $75.0 million of shares that the Baker Entities have agreed to purchase at the public offering price in the offering reported under Item 8.01 below), will continue in effect for up to 10 years, and include our obligation to facilitate certain underwritten public offerings of our common stock by the Baker Entities in the future. We have agreed to bear all expenses incurred by us in effecting any registration pursuant to the Registration Rights Agreement as well as the legal expenses of the Baker Entities of up to $50,000 per underwritten public offering effected pursuant to the Registration Rights Agreement. The Registration Rights Agreement is filed as Exhibit 4.1 to this report and the description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On January 6, 2016, we entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale and issuance of 10,344,827 shares of our common stock. The price to the public in this offering was $29.00 per share. The net proceeds to us from this offering are expected to be approximately $281.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is scheduled to close on or about January 12, 2016, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,551,724 additional shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of ACADIA and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-194273), which became automatically effective upon filing with the Securities and Exchange Commission on March 3, 2014, and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On January 5, 2016, we issued a press release announcing that we had commenced the offering. On January 6, 2016, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 6, 2016

4.1	Registration Rights Agreement, dated January 6, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 5, 2016

99.2	Press Release, dated January 6, 2016

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the closing of the transaction contemplated by the Underwriting Agreement and the expected net proceeds to us from the offering. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, including uncertainties related to satisfaction of customary closing conditions, some of which are discussed in the section captioned “Risk Factors” on Exhibit 99.1 of ACADIA’s current report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2016	ACADIA Pharmaceuticals Inc.

	By:	/s/ Glenn F. Baity
	Name:	Glenn F. Baity
	Title:	EVP, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 6, 2016

4.1	Registration Rights Agreement, dated January 6, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 5, 2016

99.2	Press Release, dated January 6, 2016